Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CSX Special Executive Equity Award Program of our reports dated February 14, 2017, with respect to the consolidated financial statements of CSX Corporation, and the effectiveness of internal control over financial reporting of CSX Corporation, included in its Annual Report (Form 10-K) for the year ended December 30, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Certified Public Accountants

Jacksonville, Florida
October 18, 2017